EXHIBIT 32.2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”) for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward H. Myles, Senior Vice President of Finance and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)   The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2008	By:	/s/ Edward H. Myles
Edward H. Myles Senior Vice President of Finance & Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Pressure BioSciences, Inc. and will be retained by Pressure BioSciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.